UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2005

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

1. On January 20, 2005, Western Digital Corporation awarded cash performance bonuses for the first six months of fiscal year 2005 to certain Western Digital named executive officers under the Western Digital Incentive Compensation Plan. Matthew E. Massengill, Chairman and Chief Executive Officer, will receive $600,000, Arif Shakeel, President and Chief Operating Officer, will receive $370,000, Stephen D. Milligan, Senior Vice President and Chief Financial Officer, will receive $171,000, and Raymond M. Bukaty, Senior Vice President, Administration and General Counsel, will receive $171,000. The bonuses were approved by the Compensation Committee of the Board of Directors and the independent outside director members of the Board of Directors, based upon an evaluation of the performance of each officer and Western Digital during the first six months of fiscal year 2005 relative to the criteria established by the Compensation Committee in May 2004, related to Western Digital’s earnings per share and cash flow from operations.

2. On January 20, 2005, the Compensation Committee of the Board of Directors and the independent outside director members of the Board of Directors of Western Digital approved target awards of restricted stock units with performance-based vesting ("Performance Shares") for certain Western Digital named executive officers under the Western Digital 2004 Performance Incentive Plan. Mr. Massengill’s target was set at 210,000 Performance Shares, Mr. Shakeel’s target was set at 115,000 Performance Shares, Mr. Milligan’s target was set at 55,000 Performance Shares and Mr. Bukaty’s target was set at 58,000 Performance Shares.

The Performance Share awards represent a target number of restricted stock units to be later credited to the account of each named executive officer, subject to adjustment based on the financial performance of Western Digital. Following the end of each of the three fiscal years ending in 2006, 2007 and 2008, the Compensation Committee of the Board of Directors will credit to each executive officer’s account a number of Performance Shares equal to an amount between 0% and 300% of one-third of the target number of Performance Shares. The number of Performance Shares credited will depend upon the level of Western Digital’s achievement of specified business objectives of revenue growth and cash flow during the prior fiscal year. The value of a Performance Share tracks the value of a share of Western Digital’s Common Stock. In July 2008, all Performance Shares credited by the Compensation Committee to each named executive officer’s account will be paid in the form of Western Digital Common Stock on a one-for-one basis and issued to the named executive officer, subject to applicable withholding taxes.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

January 26, 2005	By:	/s/ Raymond M. Bukaty

Name: / Raymond M. Bukaty
Title: Senior Vice President, Administration and General Counsel